UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

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A New Beginning Presentation to CWH Shareholders March 12, 2014

Table of Contents
Executive Summary
Appendix
I. Exposing The Portnoys’ Scare Tactics
II. The Portnoys’ Latest Financial Distortions
III. The Portnoys’ Reversible Governance Alterations In
Context
IV. Widespread Disapproval Of The Portnoys
V. History of Underperformance

3 Executive Summary

A New Beginning
CommonWealth Shareholders Have A Choice Between Two Paths
CWH has underperformed for years due to a severe misalignment of interests in an external management structure through which the Portnoys effectively control CWH despite owning virtually no stock, with the fees they pay themselves through RMR being their only meaningful economic interest in the Company
Not surprisingly, CWH's stock generated a cumulative total return of a mere 7% over a nearly
16-year span
(1)
during which time CWH paid RMR approximately $791 million
(2)
in fees
In glaring contrast, Sam Zell's track record speaks for itself: Mr. Zell created 3 of the most successful REITs in history
As evidenced in the chart on the following page, we believe Mr. Zell's chairmanship of EOP,
EQR, ELS has unquestionably maximized value for shareholders over the same 16-year period in which CWH generated 7% returns

The Portnoys’ path of conflicted external management, value destruction, and the absence of accountability, with which CWH shareholders are all too familiar
OR
Sam Zell’s path of aligned internal management and accountability that fosters the incentives critical in building a successful company focused on the long-
term creation of shareholder value
We believe the choice could not be more clear
(1) From 7/7/1997 (the earliest date on which the Zell-chaired REITs and CWH were  all public) to  2/25/2013 (the last trading day before Corvex and Related filed their initial 13-D).
(2) RMR fees paid per CWH public filings include SIR. 2013 includes fees paid to SIR after deconsolidation on July 1, 2013 to make the figure comparable to historically disclosed figures.

Total return
Cumulative RMR Fees (millions)

RELATED
CORVEX

The Choice Is Clear:  Value Creation
Sam Zell’s Unrivaled Track Record For Value Creation
Total Return Performance – Zell-Chaired REITs vs. CWH vs. RMR Fees
(1) Total returns through February 25, 2013, the day prior to Related and Corvex’s initial 13-D filing.
(2) RMR fees paid per CWH public filings include SIR. 2013 includes fees paid to SIR after deconsolidation on July 1, 2013 to make the figure comparable to historically disclosed figures.
Sources: Company filings, SNL
(1) (2)

($100)
$0
$100
$200
$300
$400
$500
$600
$700
$800
(100%)
0%
100%
200%
300%
400%
500%
600%
700%
800%
1997 2000 2003 2006 2009 2012
CWH EOP EQR ELS Cumulative RMR
Fees
EOP:
368%
CWH: 7%
EQR:
422%
ELS:
574%
Cumulative RMR Fees since
1997: $791 million
(2)
Cumulative total returns
Zell-Chaired REITs CWH Variance Timeframe
EOP 368% 103% (265%) 7/7/1997 - 2/9/2007
EQR 422% 7% (415%) 7/7/1997 - 2/25/2013
ELS 574% 7% (567%) 7/7/1997 - 2/25/2013

The Choice Is Clear:  Uniquely Qualified
Sam Zell & David Helfand Have Joined Corvex/Related’s Slate Of Nominees
Mr. Zell is willing to serve as Chairman of the Board, if so appointed by the new Board
– Mr. Zell is the current Chairman of Equity Residential, Equity LifeStyle Properties,
Covanta Holding Corporation and Anixter International Inc. and the former Chairman of
Equity Office Properties Trust (formerly the largest REIT in the U.S.)
Mr. Helfand is willing to serve as CommonWealth’s CEO, if so appointed by the new Board
– Mr. Helfand is Co-President of EGI and has previously served as Executive Vice
President and Chief Investment Officer of Equity Office Properties Trust and President
and CEO of Equity LifeStyle Properties
Mr. Zell and Mr. Helfand bring exceptional investment, real estate and public company credentials to an already highly qualified slate of nominees
Sam Zell is recognized as a founding father of today’s public real estate industry after creating three of the most successful REITs in history: Equity
Office Properties Trust (“EOP”), Equity Residential (“EQR”), and Equity
LifeStyle Properties (“ELS”)

The Choice Is Clear:  Alignment of Interests & Accountability
Board & Management Focused On Increasing Shareholder Value
Sam Zell and David Helfand fully support efforts to maximize value at CommonWealth for all shareholders and see an attractive opportunity at CommonWealth uniquely suited to their expertise in leading public real estate companies and in turning around underperforming assets
Mr. Zell and Mr. Helfand plan to bring to the Company their highly qualified and experienced management team to execute on a value-driven strategy and utilize their expertise in turning around underperforming assets
Their business philosophy includes:
A core operating principle of aligning interests between company leadership and shareholders
A conviction that an internal management structure promotes incentives to build successful companies for the long-term creation of shareholder value, while external management structures are flawed given inherent conflicts of interest
A belief that shareholders deserve good governance, transparency and accountability from company leadership
A belief that a public company’s fiduciary responsibility to its shareholders is paramount
Led by Sam Zell, our highly qualified nominees offer shareholders a choice to elect an accountable and properly aligned board charged with being their advocate

The Choice Is Clear:  Good Governance
With Good Governance Shareholders Will Always Have A Choice
“We are concerned about any attempts to preclude shareholder rights, and our companies are free of such impediments.”
With good corporate governance, shareholders will be able to hold their board and managers accountable without having to spend exorbitant sums litigating for the right to do so – if shareholders disapprove of our slate’s performance, they can simply nominate to replace them at the next Annual Meeting
Annual elections for all Trustees beginning at the 2014 Annual Meeting (no staggered board)
– Plurality vote for contested elections
A conventional notification process for trustee nominations and other important Company business
– i.e., elimination of unreasonably burdensome ownership/holding period requirements and other procedural roadblocks
No changes to these provisions without a shareholder vote
               -Sam Zell, Corvex/Related Press Release, February 11, 2014
The core governance principles below are necessary underpinnings to good governance:

The Case For Removal
Irrefutable
“Faced with the very clear prospect of a shareholder-led eviction, we find the board elected to submit little more than a redux of its previously failed arguments and suspect methodologies. We expect this circumstance speaks less to the current trustees' ability to submit strong arguments, and more to the fact that there are so few strong arguments to submit in favor of the current trustees: CW's unaffected returns have been objectively poor by any reasonable methodology, the fees paid to RMR have been both exorbitant and disproportionate to the middling gains realized by investors and the board has more than once attempted to impose sharply regressive governance policies on CW's independent owners.”
- Glass Lewis Report, March 6, 2014
Underperformance has been irrefutable;
the unprecedented governance malfeasance undeniable
Every major principle of our case for removal has been validated by multiple independent third parties
For the second time in nine months, ISS and Glass Lewis, the two leading independent proxy advisory and corporate governance advisory firms in the
U.S., recommended removal of the entire Board
“On balance it seems clear – from the dismal relative and absolute shareholder returns the company eked out before the dissidents’ arrival, to the dissidents’ central and compelling argument that this underperformance results from a misaligned external management structure this board nonetheless continues to support, to the overwhelming long-
term evidence of this board’s willingness to unilaterally amend the bylaws in support of entrenchment rather than accountability – that the dissidents have made a compelling case that change at the board level is necessary.”
- ISS Report, February 28, 2014

The Case For Removal
Third Party Confirmation – Indisputable Underperformance
Corvex and Related have presented to shareholders over the past year extensive data proving indisputably the abysmal long term underperformance of CWH's Board and management team
On March 19, 2014, Glass Lewis agreed:
In our view, there is absolutely no way to slice and dice the data in favor of the
Portnoys – their performance has been horrible
“In our opinion, this portion of the overall argument is effectively concluded, both because the Trust's trading history since February 25, 2013 has been impacted by the public involvement of
Corvex/Related and, of equal import, because the data points prior thereto offer clear and largely irrefutable perspectives on the performance of incumbent management and the board.
As covered at length in our prior report, CW vastly underperformed a relevant peer set, the S&P 500
Office REITs Index and the S&P 500 REITs Industry Index for the one-, three- and five-year periods ended February 25, 2013.”
Glass Lewis Report, March 19, 2014

The Case For Removal
Third Party Confirmation – Corporate Governance Malfeasance
Corvex and Related have documented the Portnoys’ inexcusable governance malfeasance as well as an unmistakable pattern of behavior that leaves no doubt as to where their true intentions lie
On February 28, 2014, ISS agreed:
“To breezily reappoint [following the 2013 annual meeting] a nominee just rejected by four out of five shareholders underscores the central concern the dissidents have articulated: whether there is any attentiveness within this board to the concerns of the owners, rather than the managers, of the company.
The numerous bylaw changes over the past several years—not simply the ones proposed after the
Arbitration Panel ruled against the board—suggest the board’s attention, instead, has gone to reinforcing its defenses. Particularly noteworthy is the 2008 amendment which require that at least two trustees be members of management or involved in day-to-day operations—a bylaw which swims upstream against the  pronounced, shareholder-driven trend over the last decade of enhancing a board’s independence from management.”
ISS Report, February 28, 2014
The Portnoys’ intentions are revealed in their actions, not in their promises or what is written in their governing documents

The Case For Removal
A Vote on Leadership
When a board deliberately harms shareholder rights through unconscionable tactics to protect their own interests, accepting flawed governance alterations while leaving the same board in place simply invites more of the same
Perhaps the most brazen tactic to eviscerate shareholder rights that the Portnoys employed over the past year was a secret attempt to change Maryland law
(1)
:
– RMR, an external service provider that owns virtually no shares, sponsored secret legislation to strip the only right shareholders have to hold them accountable
– Had they succeeded, the Portnoys would have finally cemented their control over CWH for good
– Equally appalling, the Portnoys attempted to railroad their proposal through the Maryland
Assembly at the last minute rather than process it through a standard, legislative process
An imperfect governance framework is only as good as those entrusted to govern
The consent solicitation before shareholders is not a vote on a revised set of bylaws, a charter amendment or some other apparatus of governance with which the Portnoys would like to distract shareholders, but a referendum on whether or not the individuals sitting on the current Board are fit to lead this company
(1) See  SEC filed  presentation  entitled  “The  Portnoys  Unsuccessfully  Try To  Change  Maryland  Law: A Case Study  On The Portnoys’  True Intentions And The
Pernicious Effects Of  External Management” dated  March 7, 2014. Also available at www.shareholdersforcommonwealth.com.

The Case For Removal
A Vote on Leadership (cont.)
Imposed illegal, unilateral bylaw amendments to prevent any consent solicitation, a right plainly granted by the Declaration of Trust since 1986
Effected a massively dilutive equity offering priced at less than 50% of book value, increasing the share count by 41%
Opted into a provision of the Maryland Unsolicited Takeover Act in a misleading attempt, later declared invalid, to try to eliminate the right to remove Trustees without cause
Reinstated Trustee Joseph Morea after a nearly 4-1 vote against his re-election at the 2013 annual meeting, and charged him with spearheading corporate governance
Spent over $30 million of shareholders’ money on a year-long litigation process in a brazen campaign to systematically disenfranchise shareholders
The Portnoys’ unconscionable actions over the past year speak volumes about whether they are fit to lead this company
In addition to the secret attempt to change Maryland law, over the past year the
Board also deliberately:
A few months of ineffective governance alterations cannot erase the inexcusable actions of this Board over the past year, much less 28 years of underperformance

The Case For Removal
A Clear and Open Path
The Choice Is Clear
The escape path for long-suffering shareholders leads to a destination that is indisputably superior to where shareholders have been for 28 years
Sam Zell’s track record in REITs paints a clear picture of what the future CommonWealth will look like
Meanwhile, the Portnoys’ 28-year history of underperformance and corporate governance malfeasance paints an equally clear picture of how the future will look without board removal
The Portnoys are effectively telling shareholders (again) that they do not really have the ability to exercise their charter-given right to remove the Board, because now the path to a new board is obstructed by a “parade of horribles”
rather than the Portnoys’ governance malfeasance of the past year
As we outline in the Appendix, we firmly believe the Portnoys’ “risks” are extremely remote and are dwarfed by the near certain value destruction that will take place, in our view, if the
Portnoys are left in place
ISS and Glass Lewis specifically address the Portnoys’ “parade of horribles” and agree the risks are remote
Holders of 70% of the outstanding shares dismissed these scare tactics last year

Removal Of The Entire Board Is the Necessary Path
Portnoys Acknowledge Governance Proposals Were Window Dressing
This comes after months of touting their corporate governance “epiphany” and telling shareholders that CommonWealth had adopted “best-in-class” corporate governance.
Which other hollow Portnoy promises are unilaterally reversible?
– Exactly how many seats will be up for nomination at the 2014 annual meeting?
• The Bylaws still contain a requirement that two trustees be at all times employees of
RMR.
– If Barry Portnoy does not receive the requisite vote at the 2014 annual meeting, will he accept re-appointment like Joe Morea did in 2013?
– Will the Trustees amend the Bylaws such that the new “improved” nomination process cannot be amended without a shareholder vote?
Nothing stops the Board from re-introducing restrictive access provisions like a
3%/3-year holding requirement for nominations at the 2015 Annual Meeting.
– Why does the Board refute the ability of the Arbitration Panel that protected shareholders’
rights to decide future challenges by shareholders?
That means shareholders who have an issue with future bylaw amendments will have to spend tens of millions of dollars to initiate a new arbitration while the Portnoys spend tens of millions of shareholders’ money fighting back.
– Will the Portnoys try to change Maryland law again?
Ten days before the consent deadline the Portnoys acknowledge – that their proposed Board de-staggering was a hollow promise that could have been unilaterally reversed at any time.

Removal Of The Entire Board Is the Necessary Path
Portnoys Have Actively Opposed The “Customary Channel”
The Portnoys proclaim that the removal of an entire Board is unprecedented, but so too are the abysmal performance and inexcusable governance malfeasance at CWH
CalPERS pushed for the annual election of all trustees at Hospitality Properties Trust (HPT), another RMR-managed REIT every year from 2009-2013
– In 2012, CalPERS was joined by five other pension funds (CalSTRS, Public Employees’
Retirement Association of Colorado, Florida State Board of Administration, North
Carolina Retirement Systems and Ohio Public Employees Retirement System)
– After 5 years, the Portnoys only proposed the same misleading de-staggering structure in 2013 that they proposed at CWH
– Even if the board is actually de-staggered in 2016, it will have required eight years to effect change at HPT
• “For the past three consecutive years, shareowner proposals to declassify the board won overwhelming support from shareowners, receiving in each year a supermajority of the votes cast and a majority of outstanding shares. The proposal received support from over 73 percent of voting shares in 2009, over 90 percent in 2010 and over 88 percent in 2011. The company has yet to adopt the reform.”
• “In 2010, a shareowner proposal to eliminate HPT’s supermajority voting requirements won support of more than 88 percent of voting shares and 70 percent of the outstanding shares. The company has yet to adopt this reform.”
Pension Fund Letter to Shareholders, April 26, 2012
Instead, the Portnoys claim shareholders have a clear path using “customary channels,” yet they have repeatedly and actively blocked this path

Removal Of The Entire Board Is the Necessary Path
Portnoys Have Actively Opposed The “Customary Channel”
In 2008, Locksmith sought the election of two nominees to the Board of TravelCenters of
America, a Portnoy-managed public company, and a vote to declassify the Board
The proposals did not even reach a vote and Locksmith was forced to give up:
Similarly, the “customary channel” did not work out well for Locksmith Capital
Management
“Instead of allowing shareholders an opportunity to vote for our nominees and shareholder proposals, they invoked meaningless technicalities in order to create a
Soviet style election and entrench the current Board of Directors. This Board has no shame.”
Locksmith Capital Management, April 2008

Removal Of The Entire Board Is the Necessary Path
Potent In-place Bylaws Block The “Customary Channel”
The Portnoys neglect to mention critical gating issues that effectively block shareholders’ ability to achieve meaningful representation on the Board via the
“customary channel”
The “Managing Trustee” bylaw:
The Portnoys misleadingly claim a majority of the board will stand for one year terms in
2015
– Yet, the bylaws require two RMR employees to always be on CWH’s Board
– Barry and Adam Portnoy currently fulfill that requirement but they stand for election in
2014 and 2015, respectively, effectively shielding their two seats from being filled by new nominees
– If Barry and Adam Portnoy’s two seats must be held by RMR, shareholders cannot practically elect new trustees to a majority of the board in 2015 as the Portnoys claim
– As a result, shareholders must wait until 2016 to effect any real change
– However even that conclusion assumes the Portnoys do nothing to impede or frustrate shareholder action as they have repeatedly done in the past
We have publicly asked the Board to clarify whether they will continue to maintain this bylaw requirement
– The Board has yet to respond
The “Managing Trustee” bylaw exposes the Portnoys’ recent governance alterations as mere window dressing

Removal Of The Entire Board Is the Necessary Path
Potent In-place Bylaws Block The “Customary Channel” (cont.)
Even if the Portnoys eliminate the “Managing Trustee” requirement, they still have at their disposal other potent tools that block the “customary channel”
The Portnoy Board retains the unilateral power to amend the bylaws
– This power alone has proven to be a potent means of blocking shareholder action as we discovered over the past year, and Lockwood discovered in 2008
– Corvex/Related have spent the past year and tens of millions of dollars to strike down illegal bylaw amendments aimed at eliminating the right to hold a consent solicitation
– We and the Portnoys are in the same position with the solicitation process that we would have been in one year ago had the Portnoys not passed illegal bylaw amendments
– However, as is their strategy, the Portnoys have succeeded in creating a lengthy and expensive process for effecting change, while funding their entrenchment with shareholder funds rather than their own
In other words, nothing stops the Portnoys from re-inserting the 3%/3-year bylaw for
Trustee nominations at future annual meetings
– In fact, Select Income REIT (“SIR”) – another RMR-managed REIT – re-inserted an arbitration clause in its bylaws months after clearing SEC comments and going public
– The SEC had questioned the clause during SIR’s IPO process
The unilateral power to amend the bylaws exposes the Portnoys’ recent governance alterations as mere window dressing

Removal Of The Entire Board Is the Necessary Path
Potent In-place Bylaws Block The “Customary Channel” (cont.)
The Portnoy Board also retains the ability to reinstate hand-picked Trustees who fail to be elected by shareholders
– The Portnoy Board at CWH reinstated Joe Morea in 2013 after he received the votes of only 14% of the outstanding shares and 21% of the shares voted
– The Portnoy Board at HPT reinstated William Lamkin in 2013 after he received the votes of only 31% of the outstanding shares and 43% of the shares voted
– The Portnoy Board at HPT reinstated Dr. Bruce Gans in 2012 after he received the votes of only 32% of the outstanding shares and 42% of the shares voted
The Portnoys have also shown an aptitude for using even the most innocuous bylaws to silence shareholders
– We had to prove to the Portnoys in arbitration that our  record date request had been sent via registered mail return receipt requested (which it was, in addition to e-mail, hand delivery and FedEx), in order to be counted as a “valid” request
(1)
Their long-term pattern of behavior combined with the potent entrenchment tools still at their disposal prove the Portnoys’ “customary channel” is a red herring designed to trap shareholders in a cycle of litigation and delay
With no reliable ability to act via the “customary channel,” the Portnoys’ recent governance alterations are exposed as mere window dressing
The Portnoys’ potent tools (cont.):
(1) See SEC filed presentation entitled “A Case Study in ‘Worst-In-Class’ Corporate Governance: The Portnoys' Red Tape Bylaws” dated February 6, 2014. Also available at
www.shareholdersforcommonwealth.com.

Removal Of The Entire Board Is the Necessary Path
Portnoys Do Not Prefer Constructive Engagement That Leads to Real Accountability
Corvex/Related strongly prefer constructive engagement, but the shareholders of CWH have issued a mandate demanding real accountability and an unambiguous ability for shareholders to choose who should manage their company
We prefer and have a history of constructive engagement, but based on the
Portnoys’ demonstrated aversion to real accountability, it appears that the
Portnoy Board and real accountability cannot co-exist at CommonWealth
Unfortunately, the Portnoys repeatedly demonstrate an aversion to accountability:
– They secretly attempt to change state laws to avoid having to face a shareholder vote
– They impose illegal bylaw amendments to avoid having to face a shareholder vote
– They reinstate hand-picked trustees who fail to win re-election
– They publish financial analyses with cherry-picked time frames to exclude periods of their underperformance
– They tout recent financial results that exclude hundreds of properties whose underperformance they are directly responsible
Most telling, the Portnoys continue to cling to the incredulous and intransigent claim that external management benefits CWH shareholders despite all evidence to the contrary
– If that is the Portnoys’ unshakable belief, and they own 100% of the external manager, how likely are they to truly engage constructively if it means subjecting the external manager (and themselves) to real accountability?

Over the past year, the Portnoys have apparently scoured all of CWH’s documents in search of the most minor technical issues with which to mislead shareholders and frighten them from voting for change, even though such issues have little practical relevance
Board Transition
Exposing the Portnoys’ Scare Tactics
Most appalling, however, is that it is well within the ability of the Portnoy  Board to provide for a seamless transition and thereby preclude their highly unlikely “parade of horribles”
from ever occurring
With all of the potent tactics at the Portnoys’ disposals to block shareholder action, why is it impossible for them to use the same tools for the benefit of shareholders, particularly with assistance from the Arbitration Panel??
What does it say about their true intentions that they don’t?
Ironically, had the Portnoys read the charter’s board removal provisions equally as carefully and literally, perhaps a year of litigation and tens of millions of dollars in expenses could have been prevented
As is their custom, the Portnoys are distorting the truth by removing context, misdirecting shareholders’ attention, and relying on half-truths,
They are effectively telling shareholders (again) that they do not really have the ability to exercise their charter-given right to remove the Board, due to the “parade of horribles” that will befall CWH if they do
In the Appendix, we address each of the Portnoys’ scare tactics and explain what the Portnoys are not telling shareholders about their “parade of horribles”

Timeline
The Panel set forth the following procedures for the new consent solicitation:
Request for a record date must have been submitted by February 16, 2014
– Corvex and Related submitted a formal request for a record date on February 14,
2014
CWH must establish a record date that falls within 10 business days of the record date request
– On February 10, 2014, CWH announced a record date of February 18, 2014, conditioned on their receipt of the record date request that Corvex and Related have now delivered
In accordance with the Arbitration Panel’s interim award our consent solicitation will be completed no later than March 20, 2014
The Company will have 5 business days to certify the results of the solicitation
If the consent solicitation to remove all the Trustees is successful, the officers of CWH must promptly call a special meeting of shareholders to elect new Trustees to the Board
The date of the special meeting must be within 10 to 60 calendar days of the date of notice of such meeting

Voting Instructions
The Time to Act is Now
Please Sign, Date and Return the GOLD Consent Card Today
A Non-vote is a Vote for the Portnoys
Place your vote now to remove the entire Board of Trustees
Without complete removal, the remaining Trustees would be able to unilaterally reinstate a removed Trustee – as they did just last year – or fill vacancies on the Board without input from the true owners of the company – the shareholders
Please note that internet voting is NOT available - Shareholders must sign, date and return the GOLD Consent Card in the pre-paid return envelopes provided
If you need assistance in executing your GOLD consent card or placing your vote, please call:
– Ed McCarthy (212-493-6952) or Rick Grubaugh (212-493-6950)

25 Appendix

26 I. Exposing The Portnoys’ Scare Tactics

The Portnoys have repeatedly stressed SEC “sanctions”
(1)
and NYSE delisting as
horrors that will befall the Company if our consent solicitation is successful, because
CommonWealth will temporarily be left without a board with a majority of independent trustees and an independent audit committee
“The mission of the U.S. Securities and Exchange Commission is to protect investors, maintain fair, orderly, and efficient markets, and facilitate capital formation.”
- SEC Mission, available at sec.gov
• We firmly believe the SEC and NYSE are unlikely to take action for temporary noncompliance that results from a supermajority of shareholders exercising their rights and choosing new leaders
• Regulations requiring a majority independent board and independent audit committee are intended to ensure accountability to public shareholders
• Shareholders taking advantage of their first opportunity  in 28 years to hold trustees accountable should, in our view, be applauded by regulators
Reality
Exposing the Portnoys’ Scare Tactics
Portnoys Fail to Understand Purpose of the SEC & NYSE
(1) We do note that in their latest Presentation dated March 5, 2014, the Portnoys downgraded the threat level related to SEC matters such that they no longer refer to “sanctions”.  The Portnoys have not disclosed the reason for their change of heart.
Portnoys’ Complaint

Exposing the Portnoys’ Scare Tactics
Portnoys Fail to Understand Purpose of the SEC & NYSE (cont.)
ISS Agrees With Us
“While the risk of sanction by the SEC or delisting by the NYSE is a serious consideration, both the underlying reason for any rule violation—shareholder’s exercise of their governance rights, rather than willful violation by a sitting board — may mitigate this particular regulatory risk. The point of a regulation requiring a majority-independent board or audit committee, after all, is to help ensure accountability to public shareholders which might be endangered by too close an affinity with management.
It seems unlikely,
therefore, that regulators would rush to sanction a company where a supermajority of shareholders felt the entire board had demonstrated such lack of independence that it need be removed—particularly when the bylaws already provide for a clear, and relatively swift
(in regulatory time), resolution of the unintended regulatory violation.”
-ISS Report , 2/28/14

Removal of the Board of Trustees of CommonWealth will give competing landlords an opportunity to take advantage of the uncertainty
• Removal of the Trustees will not immediately impact property operations
• RMR has acknowledged it will continue to manage the properties until the new board terminates contracts and transitions management
• Only 5.8% of CWH’s annualized rental revenue expires during all of 2014
(1)
• Tenants with leases expiring during transition to the new board still face the same
“switching costs” of tenants whose leases expire outside of a transition period
• Office tenants are often loathe to disrupt their businesses and incur the costs associated with moving, with the transition of the CWH Board likely factoring little into such decisions
• CBRE has agreed to provide interim property management services
(2)
• Sam Zell and David Helfand plan to bring to CWH their highly qualified and experienced management team
Reality
Exposing the Portnoys’ Scare Tactics
Management of Properties Will Not Be Immediately Impacted
(1) Per Company filings.
(2) CBRE will perform management and leasing services on customary terms to be agreed to in the event CWH’s management agreement with RMR is terminated.
Portnoys’ Complaint

ISS Agrees With Us
Exposing the Portnoys’ Scare Tactics
Management of Properties Will Not Be Immediately Impacted (cont.)
“The actual business risk to the company is less clear, given that there should be no change to management—at the C-suite level or at the property level. Any competent competitors would likely try to take advantage of any uncertainty at CommonWealth; at the same time, it is worth noting that the company leases office space, where tenants generally lock into multi-year leases and face significant switching costs—in everything from moving expenses to business disruption—suggesting there is low risk of meaningful lease cancellations during a comparatively short period between boards. RMR, moreover, will continue to manage the company under its contract regardless of whether a board is in place, and the board has stated that it intends to take all appropriate action to mitigate any resulting harm to Commonwealth and its shareholders’ if the consent solicitation is successful.”
-ISS Report dated 2/28/14

The Portnoys believe that the Rating Agencies are likely to immediately downgrade CWH’s unsecured debt rating to below investment grade.
Reality
• It is widely known in the marketplace that rating agencies are deliberative organizations and we fully expect them to take the time to meet with the new Zell-led board and management team rather than issue a knee-jerk rating based on false statements issued by the Portnoys prior to their removal
• Zell-chaired REIT Equity Office Properties was investment grade and operated with prudent financial management during its  life as a public company
• Zell-chaired REIT Equity Residential Properties has been investment grade for at least 15 years
• Zell-chaired REIT Equity LifeStyle Properties has no public debt outstanding or agency rating, but is operated with modest leverage and prudent financial management policies
• Corvex and Related have never proposed selling CWH’s best assets and engaging in imprudent financial management
• In fact, S&P recently downgraded CWH’s issuer rating to below investment grade status in June
2013, noting concerns that “…external management structures can potentially result in a weaker alignment of interests between shareholders and management when compared with internally managed REITs.”
• Downgrade was issued in spite of the Portnoys’ massively dilutive equity offering of February 2013 which was executed expressly for the purpose of avoiding a rating agency downgrade
Portnoys’ Complaint
Exposing the Portnoys’ Scare Tactics
The Risk Of A Rating Agency Downgrade is Minimal

ISS Reaction
Exposing the Portnoys’ Scare Tactics
The Risk Of A Rating Agency Downgrade is Minimal
“The risk of a credit downgrade—which the board argues would be realized ‘immediately’—
is also a credible risk. Shareholders should note, however, that the company was downgraded in 2013 for, among other things, the competitive risk inherent in having an external manager structure. As importantly, neither Moody’s nor S&P has issued any warnings related to, or put the company on credit watch negative for, the risk the board might be replaced by shareholders, despite the fact the 2013 consent solicitation demonstrated enough support among shareholders to make that a distinct possibility in the current effort.  Any rating downgrade issued in response to the removal of the incumbent board, moreover, would presumably be up for review once a new board were elected—and a restoration to at least the current rating might be all the more likely if the new board also acted to eliminate the external management structure which occasioned last summer’s downgrade.”
-ISS Report dated 2/28/14

Removal of the board will trigger preferred shareholders’ right to convert their shares and will dilute existing common shareholders
• If the consent solicitation is successful, Series D preferred shareholders will have the right to convert at a 2% discount to the prevailing market price of the stock
(1)
• The governing documents contain a mechanism to repurchase the Series D preferred shares for its liquidation preference plus accrued dividends which would enable us to avoid a problem if the current board is willing work together cooperatively
• While we believe it is preferable to avoid conversion of the Series D preferred, we find it ironic that the Portnoys are concerned that preferred shareholders could convert their shares at a price near current levels (in the high $20’s per share), when the Portnoys themselves issued shares representing 29% of the current shares outstanding at $19 per share one year ago despite protests from their largest shareholders
Reality
Portnoys’ Complaint
Exposing the Portnoys’ Scare Tactics
Conversion Of Preferred Stock Is A Minimal Risk
(1) Market price means, with respect to any Fundamental Change Conversion Date, the average of the Closing Sale Prices of the Common Shares for the
five (5) consecutive Trading Days ending on the third Trading Day prior to the Fundamental Change Conversion Date. See Company Filings.

ISS Report
WE AGREE WITH ISS
Exposing the Portnoys’ Scare Tactics
Conversion Of Preferred Stock Is A Minimal Risk
“Without an extant board, the company might in fact be unable to borrow $380 million to repurchase preferreds from holders who wish to convert, and common shareholders would experience dilution of about 12%. This is, however, a feature of the preferred security itself, not a new wrinkle created by the consent solicitation.
Were the company
unable to borrow the $380 million to repurchase the preferreds directly, moreover, it could achieve the same end—fending off dilution to common shareholders—by authorizing a repurchase program for an equivalent amount of common shares once a new board is in place. Any dilution risk which common shareholders would prefer the board eliminate through cash repurchases, therefore, could be eliminated just as effectively after a new board is seated.”
-ISS Report dated 2/28/14

Upon removal of the board, the Portnoys claim bank lenders will call a default and accelerate
CommonWealth’s debt.
Reality
• The bank debt is currently trading above par highlighting the high credit quality and safety with which the market views the debt
• It is widely accepted amongst sophisticated market participants that institutional lenders have a strong preference to avoid acceleration or “foreclosure” due to the substantial expenses involved
• With the debt trading above par, there is no financial incentive to accelerate or “foreclose” and by doing so generate a recovery that will likely be less than par due to the expenses involved
• Institutional lenders are also in the relationship business and not in the business of “foreclosing” on valuable, performing debt issued by desirable clients – ie, banks do now want to “own” CWH in our view
• Sam Zell has a long history of success running public REITs. We believe lenders will be encouraged by the opportunity for Zell to be chairman of CWH
• We have publicly committed to purchase 51% of the bank debt to prevent acceleration if necessary
• Any member of the lending group can therefore sell debt to us rather than incur “foreclosure”
expenses in the highly unlikely event such member is considering acceleration
• CWH’s claim that a waiver of default requires two-thirds approval ignores the fact that calling an acceleration in the first place requires the support of 50% of the debt
• We will simultaneously seek to obtain waivers from lenders and begin the process to refinance the debt if necessary, which we can believe can be accomplished in a timely manner
Portnoys’ Complaint
Exposing the Portnoys’ Scare Tactics
Acceleration Of Debt Is Highly Preventable

WE AGREE WITH ISS
ISS Report
Exposing the Portnoys’ Scare Tactics
Acceleration Of Debt Is Highly Preventable
-ISS Report dated 2/28/14
“That lenders might call the company’s debt is possible, but whether it is likely remains unclear. The debt which is publicly traded currently trades above par, creating an economic disincentive for holders to call a default. For another, lenders are generally more concerned with changes to a company’s business outlook—which directly affects a company’s ability to service its debt—than with changes to the composition of its board. Given the dissidents have nominated Zell, a well-known REIT investor and executive with a long history of success, lenders might well believe the company’s business prospects would grow brighter, rather than dim, with the proposed board change.

Removal of the board may impact the Company’s ability to pay dividends to shareholders.
Reality
• The last dividend to shareholders was paid on February 21, 2014
• Historically, the next dividend will not be paid until late May 2014
• If the current board decides not to declare and approve payment of the next dividend before the Trustees are removed, we believe there will be ample time for the new board to declare and pay the dividend before the end of May
• We do not believe the potential delay of one quarter’s worth of dividends will harm shareholders in a material way, particularly in light of the dramatically improved outlook for the Company under new leadership
Portnoys’ Complaint
Exposing the Portnoys’ Scare Tactics
Next Dividend Can Be Authorized By Current Or New Board

38 II. The Portnoys’ Latest Financial Distortions

The Portnoys’ Latest Financial Distortions
Exercise Caution!
On the following pages, we highlight some of the Portnoys’ most egregious financial distortions of the truth
Given the numerous errors and misleading financial analyses the Portnoys have presented over the last few weeks, we caution shareholders to view any claims or statistics asserted by the Company with a healthy dose of skepticism
Glass Lewis Agrees:
“What it appears the board was ultimately able to take away from this marginally mitigated defeat -- and how it elected to address the decidedly foreseeable effort by
Corvex and Related to further pursue comprehensive board-level change -- reflects, in our view, a disconcertingly intransigent reliance on half-truths, misdirection and flatly disingenuous analyses as a means to preserve the status quo.”
Glass Lewis Report, March 19, 2014

The Portnoys' Latest Financial Distortions
External Management “Benefits Shareholders”
The Portnoys make the incredulous claim that external management “benefits shareholders” and base this claim on
immaterial
financial
metrics that are
erroneous and extremely misleading
Further, the statistics the Portnoys tout are the epitome of myopic financial analysis, a classic example of “losing the forest between the trees”
In reality, the pernicious effects of external management are glaring when viewed through a more holistic lens:
– “The externally managed REIT structure creates conflicts of interest that are so severe, we don’t believe we can quantify the share price discount an investor should require to buy any of these companies. As a result, we have long deemed the Portnoy REITs to be ‘uninvestable’.” – Green Street,
March 1, 2013
CWH has paid the Portnoys nearly $800 million in cumulative fees since 1997 while shareholders have experienced a meager 7% total return and -79% share price decline
The twisted incentives of externalized management have motivated the Portnoys to engage in unconscionable governance malfeasance in order to protect their external fee stream
Wall Street analysts explicitly discount CWH for its external management structure:
The REIT industry long ago recognized the need to leave behind the inherent flaws of the external management structure in order to create mutually beneficial and aligned relationships between shareholders and management
– Out of approximately 108 equity REITs with greater than a $1 billion market cap and greater than 1 year in the public markets, only seven are externally managed today, five of which are Portnoy REITs

The Portnoys' Latest Financial Distortions
G&A Expense
The Portnoys claim that CWH benefits from being externally managed by RMR based on incorrect & misleading G&A statistics
However, presenting G&A statistics in a vacuum completely misses the mark, and is an obvious attempt to distract shareholders from the real issues
RMR runs CWH in this manner because they are not in the real estate business, in our view, but the AUM
(1)
business in which they are compensated to grow the size of the Company rather than its profitability
When comparing NOI margin % as well as same store NOI performance over the last several years vs a true peer set, CWH has clearly underperformed as shown on pages 84-85
We believe this is explained by, among other things, the fact that G&A at CWH is composed primarily of fees to RMR and RMR in turn uses only a skeleton leasing and asset management staff in order to optimize profits for an external service provider:  the Portnoys
Meanwhile, G&A at internally managed REITs is spent on value additive expenses:  people, services, equipment, etc., in order to maximize profits for the company rather than for an outside party
RMR’s skeleton leasing/asset management staff manages 5 REITs (>$20B in assets) and also the Portnoys’ private real estate holdings, which altogether encompass an excessively wide range of property types:  office, industrial, retail, hospitality, senior housing, and land
Based on our extensive diligence in the field, the staff at RMR is smaller than that of much smaller real estate organizations who focus on just a single property type
1) “AUM” refers to Assets Under Management.

The Portnoys' Latest Financial Distortions
G&A Expense (cont.)
For the record, we also believe that in their presentation of 3/5/14, the Portnoys understate pro forma G&A expense by 11% and also use a faulty peer set to create misleading financial analyses
The Company uses a faulty peer set:
– PKY manages 12.2 million square feet of office space for third parties on top of the 17.6 million square feet it owns outright and therefore incurs substantially greater G&A expense relative to Revenues,
Gross Real Estate Assets, and NOI
– LRY maintains a larger than normal construction and development operation and is also an industrial property REIT but CWH has very limited industrial exposure in continuing operations
– CLI’s properties are highly concentrated in a geography that is widely viewed as being in secular or long term decline and therefore generates below average revenues and NOI
– DRE is an industrial REIT and does not belong in the peer set
When the Portnoys’ financial analysis is performed correctly, pro forma G&A expense  ratios for CWH appear to be roughly in line with a true peer set rather than significantly better
But as we note on the prior page, this ignores the impact of the skewed incentives and poor management practices of external management on NOI performance

The Portnoys' Latest Financial Distortions
Fourth Quarter 2013 Same Property NOI
The Portnoys tout highly misleading Q4 same property NOI results as vindication for their purported “business plan”
We remind shareholders that CWH’s same property NOI excludes 205 underperforming buildings placed in discontinued operations (out of an original portfolio total of 439 at Q4
2012) that have been either sold or impaired for a total loss of $415 million (or $3.51 per share)
(1)
– CWH no longer reports same store NOI statistics for this discontinued portfolio
– The Portnoys would like to disown the abysmal performance record of the discontinued
portfolio, but if the Portnoys are not accountable, who is?
– The Portnoys never cease to demonstrate an aversion to accountability
– As depicted on the following pages: since Q4 2002, CWH has reported 45 quarters of same property NOI statistics, during which time there have been 7 “flashes in the pan” of positive growth, while the remaining 38 exhibited average negative growth of 3.6%
(2)
– During the same time period, CWH total return performance lagged peers
(3)
by 26%
On the earnings conference call, Adam Portnoy admitted the stated growth rate of 8.4%
would actually be 5%, excluding a nonrecurring expense from Q4 2012
1) Represents the sum of 1) Loss on asset impairment from discontinued operations, 2) Loss from discontinued operations; and 3) Net gain on sale of properties from discontinued operations, for 2012 and 2013, per company filings.
2) Represents GAAP NOI vs Cash NOI. Unlike almost all other REITs, CWH did not begin disclosing same property NOI growth on a cash basis until mid-2013.
3) Peers include: PKY, HIW, CUZ and BDN.
No one but the Portnoys are making the incredulous claim that CWH has outperformed:
We also strongly caution against making long term extrapolations from a single period:

Same property NOI growth
Q4 2002
Q1 2003
Q2 2003
Q3 2003
Q4 2003
Q1 2004
Q2 2004
Q3 2004
Q4 2004
Q1 2005
Q2 2005
Q3 2005
Q4 2005
Q1 2006
Q2 2006
Q3 2006
Q4 2006
Q1 2007
Q2 2007
Q3 2007
Q4 2007
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013

RELATED CORVEX

The Portnoys' Latest Financial Distortions
Fourth Quarter 2013 Same Property NOI (cont.)
The Dangers of Extrapolation: In 2006, it appeared that CWH’s plan to acquire to industrial properties was “working”
Year-over-year Same Property NOI Growth 2002-06, by quarter
(12.0%)
(10.0%)
(8.0%)
(6.0%)
(4.0%)
(2.0%)
0.0%
2.0%
4.0%
6.0%

6.0%
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
(6.0%)
(8.0%)
(10.0%)
(12.0%)
Same property NOI growth
Q4 2002
Q1 2003
Q2 2003
Q3 2003
Q4 2003
Q1 2004
Q2 2004
Q3 2004
Q4 2004
Q1 2005
Q2 2005
Q3 2005
Q4 2005
Q1 2006
Q2 2006
Q3 2006
Q4 2006
Q1 2007
Q2 2007
Q3 2007
Q4 2007
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013

RELATED
CORVEX

The Portnoys' Latest Financial Distortions
Fourth Quarter 2013 Same Property NOI (cont.)
Putting It In Context: Does it look like the Portnoys’ business plans have ever
“worked”?
Year-over-year Same Property NOI Growth since 2002, by quarter

The Portnoys' Latest Financial Distortions
Their Business Plan Is “Working”
The Portnoys tout their purported portfolio repositioning as their salvation for nearly three decades of underperformance
But CWH shareholders have seen this movie before, and know how it ends
Over its 28-year history, CWH has operated a wide variety of property types: senior housing, hospitality, industrial, office, land, vineyards, etc.
CWH has also operated in every region of the U.S. as well as internationally
In other words, CWH has always lacked a true strategy other than the indiscriminate accumulation of assets to generate fees for an external service provider
Over its history, the Company has transitioned to various property types not for strategic real estate reasons, in our view, but to optimize the marketing of equity offerings and maximize the size of the Company
What shareholders are now witnessing in real time is yet another such meandering transition, disguised as a “business plan”
Regardless of property type, geography, purported “business plan,” or timeframe, the results at CWH have always been the same:  dismal underperformance
But what has remained constant is the management team
Rather than “reset” the property portfolio, perhaps it’s finally time to “reset” the management team

The Portnoys’ Latest Financial Distortions
The Portnoys “Cherry-Pick” Timeframes To Skew CWH Stock Performance
Portnoys’ Distortion
(1)
• By selecting 1/1/2011 as an end date for their performance comparison above, the Portnoys ignore the period of 2011
through early 2013 as if they are only accountable for
performance during periods of their choosing
• The Portnoys’ actions repeatedly demonstrate an aversion
to accountability
Reality
See footnotes on p. 88.
• By selecting 2/28/2014 as an end date for their performance comparison above, the Portnoys attempt to take credit for
almost a full year of stock performance that occurred after
Corvex and Related filed their initial 13-D
(2)
Excludes over 2 years
of recent history
~1 year after
Corvex/Related’s
initial 13-D filing
Last  trading day
before
Corvex/Related’s
initial 13-D filing
Total Shareholder Return
1/1/2000 to 2/28/2014)
172%
147%
CWH Office REIT Peers
Average
(
101%
97%
CWH Office REIT Peers
Average
Total Shareholder Return
(1/1/2000 to1/1/2011)
52%
148%
CWH Office REIT Peers
Average
Total Shareholder Return
(1/1/2000 to 2/25/2013)
The Portnoys are attempting to disclaim
selected periods of underperformance,
while taking credit for outperformance for
which they are not responsible, but in our
view there is no way to slice and dice the
data in favor of the Portnoys – their
performance has been horrible

The Portnoys’ Latest Financial Distortions
More Errors and End Dates
Portnoys’ Distortion
(1)
Reality
1) CommonWealth REIT Presentation to Shareholders, p. 8, 3/5/14.
Source: Bloomberg, Factset
• The Portnoys select an end date of February
22,
2013, presumably because they prefer that shareholders
overlook the massively dilutive equity offering they announced on the next trading day, February 25, 2013, which drove CWH’s stock price down 12.1%
in a single day
• Even if February 22 were an appropriate end date, the Portnoys appear to miscalculate CWH’s total return by an additional 154 percentage points, for a total misstatement of over 200 percentage points
Last  trading day
before
Corvex/Related’s
initial 13-D filing
Total Shareholder Return
(1/2/1990 to 2/22/2013)
639%
589%
CWH S&P 500 Index
414%
579%
CWH S&P 500 Index
Total Shareholder Return
(1/2/1990 to 2/25/2013)
The Portnoys selected as an
end date the last trading day
before the announcement of
their massively dilutive equity
offering which drove the
stock down 12%
While we question the analytical value of comparing an office REIT with the S&P 500 rather than its office peers over the extended period  in question, we believe the deceptiveness of the Portnoys’
analysis is particularly appalling

49 III. The Portnoys’ Reversible Governance Alterations In Context

The Portnoys’ Reversible Governance Alterations In Context
The Portnoys' Governance Alterations Are Illusory
All of the Portnoys' alterations are ineffective, and most importantly nearly all are reversible through the extraordinary powers of the Portnoys and their hand-picked Trustees:
– Require two RMR employees to always be on the Board, even though RMR owns no equity in CWH and in our opinion has incentives diametrically opposed to those of shareholders
– Unilaterally amend the bylaws (while shareholders cannot) to effectively cripple shareholder action
– Reinstate hand-picked Trustees who fail to be re-elected by shareholders
Further, there is no way to repeal the "Silent Bylaw”:  Shareholders must spend exorbitant sums in litigation to strike down illegal, unilaterally-passed bylaw amendments simply to exercise their fundamental right to vote
But the obvious flaw in the alterations is that they require shareholders to trust the same individuals who deliberately harmed shareholder rights over the past year with actions that we believe suggest total disdain for shareholder rights
The Portnoys’ “Check-the-Box” governance alterations create the illusion of reform, but still bring
zero
incremental
accountability and therefore offer no
guaranteed ability for shareholders to choose who runs their company
Until CommonWealth’s long-suffering shareholders have the unambiguous ability to choose who manages their company, history will repeat itself, as the Portnoys delay their day of judgment through an illusory game of governance restructuring and legal maneuvering, all the while paying themselves huge fees for underperformance

The Portnoys’ Reversible Governance Alterations In Context
Reality
Annual Elections
Portnoys’ Window Dressing
Why It’s All Smoke and Mirrors
Propose declassification of Board at the
2014 annual meeting
Requires a total of 4 annual meetings
• Bylaws still require two Managing Trustees
to be employees of  RMR, making the
promise of having 2/3 of the Board up for
annual elections in 2015 highly misleading
• We publicly asked the Board to
clarify this obvious contradiction but
they have refused to respond
• Charter amendment to de-classify Board
requires a vote of holders of 75% of
outstanding shares at 2014 annual meeting
• Last year’s quorum was only 67%
• Can shareholders expect the
Portnoys and CWH to “rock the
vote” at the 2014 meeting to de-
classify Board, or could they allow
the proposal to languish?

The Portnoys’ Reversible Governance Alterations In Context
Why It’s All Smoke and Mirrors
Reality
• The Board that appointed the two new
“independent” Trustees is the same one that has
unconditionally supported the Portnoys and re-
appointed Joe Morea after he was voted out of
office at the 2013 annual meeting
• Why would the new Trustees be any more
“independent” than Joe Morea, William Lamkin
and Frederick Zeytoonjian?
• Are shareholders expected to believe
that this time it is different because the
new appointees were found by a
headhunter hired by CWH?
• Neither of the two new “independent” Trustees
will be up for election at the 2014 annual
meeting – they were conveniently added to the
classes up for election in 2015 and 2016
• In fact, Mr. Morea himself also will not be up for
election in 2014 – shareholders cannot hold him
accountable until 2016
Portnoys’ Window Dressing
Board Composition
• Size of the Board to be increased
such that the ratio of Independent
Trustees compared to total Trustees
will increase from the current 71% to
at least 75%
• Added Ronald J. Artinian and Ann
Logan as “independent” Trustees
• Lead Independent Trustee will be
designated after appointment of
another Trustee. Expected before
2014 annual meeting
• Added share ownership guidelines

The Portnoys’ Reversible Governance Alterations In Context
Why It’s All Smoke and Mirrors
Reality
• Red Tape Bylaws can be amended at any time by the
Board without shareholder approval, as they were last
year to prevent ability to hold a consent solicitation; in
fact, shareholders don’t have the right to amend or
modify bylaws at all
• Shareholders are expected to assume that Bylaws will
not be again amended whenever convenient to the
Portnoys
• In fact, the Portnoys have proven that they will use the
Red Tape bylaws – even the most innocuous ones – to
silence shareholders
•
Portnoys’ Window Dressing
Red Tape Bylaws
Bylaws amended to have a seemingly less
offensive process of trustee nominations at
annual meeting
• Nothing stops Board from re-inserting the 3%/3-
year bylaw for Trustee nominations before the 2015
annual meeting
• In fact, Select Income REIT (“SIR”)–another RMR-
managed REIT 44% of whose shares are owned by
CWH – re-inserted an arbitration clause in its
bylaws within months after clearing SEC
comments and going public (SEC had challenged
the clause during SIR’s IPO process)
We had to prove to the Portnoys in arbitration that
our  record date request had been sent via
registered mail return receipt requested (which it
was, in addition to e-mail, hand delivery and
FedEx), in order to be counted as a “valid” request

The Portnoys’ Reversible Governance Alterations In Context
Why It’s All Smoke and Mirrors
Reality
• Company will continue to have a poison pill
built into its charter and bylaws that prohibit
stock acquisitions over 9.8 percent
• Still no response to our letter request for
a waiver despite resolution of disputes
by the Arbitration Panel
• As “look through” entities for tax
purposes, REIT status concerns
regarding the 9.8% limitation are not an
issue with respect to Corvex and
Related
• Company can always unilaterally add back in
the “dead hand” provisions or implement a new
poison pill overnight without shareholder
approval
Portnoys’ Window Dressing
• Expiration of poison pill to be
accelerated from October 17, 2014 to
a date soon after resolution of the
pending disputes with Corvex/Related
• “Dead-hand” provisions eliminated
Poison Pill

The Portnoys’ Reversible Governance Alterations In Context
Why It’s All Smoke and Mirrors
Reality
• CWH still externally advised by a conflicted outside
party not subject to accountability by CWH’s
shareholders and that owns virtually no stock in CWH
• Continues to primarily incentivize RMR to grow
assets at the expense of shareholders when the
company resumes its history of serial equity issuance
• During 2003-13, CWH issued 88.5 million
shares (1) or ~$2.5 billion of equity, averaging
9.1 million shares/yr or 11.1 million/yr,
excluding the financial crisis years of 2008-09
• Incentive Fee benchmarks subject to change as the
RMR contract is negotiated by the Board with
assistance from RMR and without independent
outside advisors
• Stock component is not meaningful
Portnoys’ Window Dressing
• Beginning in 2014, base business
management fee to be based on the
lower of: (i) gross historical cost of real
estate assets or (ii) CWH’s total market
capitalization
• 10% of base business management fees
will be paid in stock
• Annual incentive fees will be based upon
total returns realized by shareholders
(i.e., appreciation plus dividends) in
excess of benchmark
RMR Management Agreement
(1) Adjusted for reverse stock splits.

56 IV. Widespread Disapproval Of The Portnoys How can such a diverse group of parties all be wrong about the Portnoys and their true intentions?

Widespread Disapproval Of The Portnoys
The Arbitration Panel Has Spoken
The Panel struck down illegal bylaws passed by the current Board, expressly prohibited any action intended to impede or frustrate the new solicitation and ruled that Corvex/Related had satisfied onerous “red tape” bylaw requirements
Most importantly, the Panel Declared it would remain available to resolve any issues or disputes in the new consent solicitation
“There is no question that CWH’s Bylaws, in the aggregate, erect a complex wall of procedural hurdles to any consent solicitation.”
Interim Arbitration Award, November 18, 2013
After nearly two weeks of live testimony and reviewing hundreds of exhibits, we believe the Panel plainly agreed with our view that the Portnoys are highly incentivized and capable of continuing their campaign of shareholder disenfranchisement

“Given the significant risk that leaving any incumbents on the board would prevent shareholders from effecting the necessary change, however—and particularly in light of the fact the board has demonstrated its willingness to reappoint even a trustee whom shareholders just voted out of office by a four-to-one margin—shareholders should consent to removal of the entire board by voting FOR the proposal.”
ISS report, February 28, 2014

Widespread Disapproval Of The Portnoys
ISS Disapproves of the Portnoys
“Perhaps most importantly, however, the history of this company under the current
Board and external management team strongly suggests the risk of doing nothing is significantly greater than any risk from removing the entire Board at once.”
ISS report, June 13,
2013
ISS recommended removal of the entire Board for the second time in nine months

“…as clearly stated in our original report…we continue to believe shareholders should support the current arbitration-enforced solicitation and effect the board change proposed and supported nearly a full year ago...”
Glass Lewis report, March 5, 2014

Widespread Disapproval Of The Portnoys
Glass Lewis Disapproves of the Portnoys
“In lieu of further subjugation of shareholder rights, we believe the Dissident’s consent solicitation offers the much more attractive prospect of meaningful change for CWH and its owners.”
Glass Lewis report, June 17, 2013
Glass Lewis recommended removal of the entire Board for the second time in nine months

“The externally managed REIT structure creates conflicts of interest that are so severe, we don’t believe we can quantify the share price discount an investor should require to buy any of these companies. As a result, we have long deemed the Portnoy REITs to be ‘uninvestable.’”
“For most externally advised REITs, the fee paid to the advisor is predicated on the company’s size – not on its success (or lack thereof). Therein lies the conflict of interest. The advisor carries a strong incentive to constantly sell common stock in order to raise funds for acquisitions. The price at which the equity is raised matters little to the advisor – making the REIT bigger and increasing the advisory fee is a primary objective.”
Green Street Advisors, March 1, 2013

Widespread Disapproval Of The Portnoys
Green Street Advisors Disapproves of the Portnoys

“We are concerned about the ability of Newton, Mass.-based CommonWealth REIT's management to improve the competitive positioning of its office portfolio given weak office market conditions. We also assess CommonWealth's management and governance as "weak".”
“The rating on CommonWealth also reflects our "weak" assessment of its management and governance. Through subsidiaries, RMR provides fee-based services to CommonWealth, including the direction of capital market activities, selection and acquisition of its investments, execution of property transactions, and management and leasing of its properties. Standard & Poor's believes that external management structures can potentially result in a weaker alignment of interests between shareholders and management when compared with internally managed
REITs. Further, CommonWealth's staggered, small, and interrelated board manifests a lack of independence from management and may provide insufficient oversight and scrutiny of key enterprise risks, in our view.”
“CommonWealth REIT Rating Is Lowered To 'BB+'; Outlook Stable; '2’ Recovery
Rating Is Assigned To Senior Unsecured Debt,” Standard and Poors, June 10, 2013

Widespread Disapproval Of The Portnoys
Standard and Poors Disapproves of the Portnoys

Widespread Disapproval Of The Portnoys
Delaware County Employees Retirement Fund Disapproves of the Portnoys
Delaware County Employees Retirement Fund has sued the Trustees of CWH twice in the last year regarding breach of fiduciary duty and improper use of shareholder funds to defend the Portnoys in litigation
“[The Portnoys] have directly participated in and received substantial monetary benefits from the wrongdoing alleged herein. Year-after-year, they reinstate the
Portnoys and RMR as CWH’s manager, pursuant to lucrative agreements, despite
CWH’s failing performance… Accordingly, and for the additional reasons alleged herein, CWH is operated and controlled by Defendants, including a majority of its
Board of Trustees, whose interests materially conflict with the interests of CWH.”
Complaint as filed from Delaware County Employees Retirement Fund,
February 28, 2013

Widespread Disapproval Of The Portnoys
Six Pension Funds Disapprove of the Portnoys
Six pension funds (CalPERS, CalSTRS, Public Employees’ Retirement
Association of Colorado, Florida State Board of Administration, North Carolina
Retirement Systems and Ohio Public Employees Retirement System) have urged Hospitality Properties Trust, another RMR-managed REIT, to de-classify its Board.
“HPT HAS A LONG HISTORY OF DISREGARDING SHAREOWNERS”
• “For the past three consecutive years, shareowner proposals to declassify the board won overwhelming support from shareowners, receiving in each year a supermajority of the votes cast and a majority of outstanding shares. The proposal received support from over 73 percent of voting shares in 2009, over 90 percent in 2010 and over 88 percent in 2011. The company has yet to adopt the reform.”
• “In 2010, a shareowner proposal to eliminate HPT’s supermajority voting requirements won support of more than 88 percent of voting shares and 70 percent of the outstanding shares. The company has yet to adopt this reform.”
Pension Fund Letter to Shareholders, April 26, 2012
CalPERS has pushed for the annual election of all trustees every year from
2009-2013.

Widespread Disapproval Of The Portnoys
Perry Corp. Disapproves of the Portnoys
Perry Corp., a 5+ percent holder of the shares of CWH, publicly called for the
Board to be replaced in its entirety in a letter dated April 30, 2013
“In our view, conflicted decision-makers have allowed CWH’s assets to suffer from underinvestment and mismanagement, which has caused CWH’s shares to be woefully undervalued. We believe that the poor strategic decisions are a direct result of the fact that there is no shareholder check on management who are compensated via RMR for growing assets instead of generating returns for shareholders of CWH.
Changing the RMR management structure – and the conflicted corporate governance that enables it to stay in place – is therefore critical to bridging the gap between market and intrinsic value. The CWH board has demonstrated that they will go to extraordinary lengths to preserve their unchecked control. Management is running a scorched earth campaign to disenfranchise shareholders to continue milking their cash cow. The Board must be replaced in its entirety to protect shareholders.”
Perry Corp. 13D/A, April 30, 2013

Widespread Disapproval Of The Portnoys
Locksmith Capital Disapproves of the Portnoys
In 2008, Locksmith Capital Management sought to allow shareholders to elect two independent nominees to the Board of TravelCenters of America, a
Portnoy-managed public company, and vote to declassify the Board
“We continue to be amazed that Barry Portnoy, Arthur G. Koumantzelis, Thomas M.
O'brien, Barbara D. Gilmore, and Patrick F. Donelan have spent a significant amount of shareholder money in order to disenfranchise its shareholders,” said Timothy Brog,
Managing Director of Locksmith Capital Management LLC. “Instead of allowing shareholders an opportunity to vote for our nominees and shareholder proposals, they invoked meaningless technicalities in order to create a Soviet style election and entrench the current Board of Directors. This Board has no shame.”
Locksmith Capital Management, April 2008

“The deal world remained muted this year in terms of big transactions and activity.
…Despite the relative doldrums, there were still some highlights and lowlights. Here are some of them…”
“The father and son duo who head CommonWealth — Barry and Adam Portnoy —
and CommonWealth’s counsel at Skadden Arps showed little regard for shareholder rights, doing everything in their power to prevent Corvex Management and the Related
Companies from removing the Portnoys. The Portnoys banked on CommonWealth’s unique requirement that shareholders arbitrate all disputes with the company to stymie the two hedge funds. It didn’t work, and the arbitration panel ruled against
CommonWealth, clearing the way for the funds to begin a campaign to unseat them.
The Portnoys receive an F.”
“Despite Doldrums in Deal Activity, A Few Highlights This Year,” New York Times,
December 17, 2013

Widespread Disapproval Of The Portnoys
The New York Times Disapproves of the Portnoys
“The Portnoys Receive an F” – New York Times

“…So, to recap, the founder of CommonWealth and his son run the company, manage the property for a hefty fee and dominate the board – all while having little equity stake in the company.”
“…If the conflicts at CommonWealth are so glaring, why don’t shareholders agitate for change? Some have tried, only to encounter an array of barriers that appear to be set up to keep the outside managers’ lucrative contract in place and the company under their control.”
“The list of entrenchment tactics is lengthy …As if these barriers were not enough, they have been strengthened in the last five years by no less than six changes to the company’s bylaws favoring the Portnoys and their management company.”
“Management, to the Barricades!,” New York Times, May 4, 2013

Widespread Disapproval Of The Portnoys
The New York Times Disapproves of the Portnoys
“Management, to the Barricades!” – New York Times

"The corporate governance track record of Portnoy-managed companies isn't pretty," says Ann Yerger, executive director of the Council of Institutional Investors, a
Washington-based nonprofit that focuses on shareholder rights.
Wall Street Journal, March 5, 2014

Widespread Disapproval Of The Portnoys
Council of Institutional Investors
The Council of Institutional Investors is a prominent nonprofit association of pension funds, endowments and foundations with assets that exceed $3 trillion.
The Council of Institutional Investors is one of the leading voices for effective corporate governance and strong shareholder rights.

“We agree with the need for structural change at CommonWealth, as we have noted
for years and articulated by activist shareholders Corvex/Related. External mgmt for equity REITs is a relic in the REIT sector; it has created a clear incentive for CWH to grow and maintain assets. The co.'s strategy over its history has been value destructive, characterized by leveraged acquisitions, more limited capital recycling and weak core fundamentals. Even when assets were sold, they were sold to affiliated
RMR entities keeping AUM ‘in house’ and not maximizing value. This has resulted in large dividend reductions and now prompted a large equity offering. An internalization and restructuring of mgmt and better capital allocations in our view would be major positives for the stock.”
Citi Research, February 26, 2013

Widespread Disapproval Of The Portnoys
Citigroup Disapproves of the Portnoys

Widespread Disapproval Of The Portnoys
UBS Disapproves of the Portnoys
“We believe SNH's planned acquisition of a $1.1 billion Boston life science complex highlights problematic issues with regard to its external management structure…”
“An
Unjustified 24% G&A Increase. As an externally- managed REIT, SNH must pay its manager, RMR, a combination of fees. The base fee equates to 0.5% of acquisition cost, w/ property management at 3% of MOB/Life Science revenues. For the $1.1bn acquisition of the Vertex buildings, we est. $7.7m of additional fees for RMR (or
$0.04/sh). The fee streams to RMR will increase SNH's G&A by an estimated 24% in
2014. Stated another way, the fees to RMR on a per share basis roughly equal the accretion of the deal to SNH shareholders . RMR has locked in about $115m of fees over the life of the 15-year lease on the building for an asset that is 96%
occupied under a triple-net lease that we think requires virtually no incremental asset/property management
oversight.”
“Latest
acquisition highlights issues with external management structure at
SNH.
We see SNH shares moving to a substantial discount to underlying Net Asset Value, as the market assigns a greater discount for a corporate structure that utilizes an external manager whose interests can conflict with those of SNH's
shareholders.”
UBS, February 11, 2014

“Okay, okay. And then, Adam [Portnoy], we’re both fiduciaries to investors, so don’t take this personally and take it constructively please. But when I talk to investors about CommonWealth, the investment strategy, the balance sheet, the operations, there’s just zero investor confidence out there. The term that most people use is “uninvestable.”
Stifel Nicholas, August 8, 2012

Widespread Disapproval Of The Portnoys
Stifel Nicholas Disapproves of the Portnoys

“The
scale of the Portnoy real estate empire and its conflicts of interest are even larger than that…”
“But
there is no getting around the damaging conflict of interest at the heart of
Commonwealth’s business. The Portnoys are not employed executives at the trust in any conventional sense and do not own much of its stock. Their firms runs the business under a management contract. In general, the fees go up as the trust gets bigger, and not necessarily when it performs better for shareholders.”
“This kind of business leadership arrangement is known in the real estate trust world as “external management,” and it has been on the way out for years. Nearly everyone acknowledges its built-in conflicts are toxic.”
“Finally, Tougher Foes May Humble Real Estate Empire,”
The Boston Globe, February 4, 2014

Widespread Disapproval Of The Portnoys
The Boston Globe Disapproves of the Portnoys
The Portnoys are even criticized in their own hometown!

Widespread Disapproval Of The Portnoys
Shareholders Vote Against The Portnoys And Their Beholden Trustees
In recent elections, shareholders have expressed displeasure with the Portnoys and their Trustees at various RMR-managed entities
In 2013 only 14% of CommonWealth’s outstanding shares and 21% of the shares voting in the election voted FOR the election of Joe Morea
In 2013 only 20% of Senior Housing Properties Trust’s outstanding shares and 27% of the shares voting in the election voted FOR the re-election of Adam Portnoy
In 2013 only 23.5% of Senior Housing Properties Trust’s outstanding shares and 32% of the shares voting in the election voted FOR the re-election of John Harrington
In 2012 only 32% of Senior Housing Properties Trust’s outstanding shares and 43% of the shares voting in the election voted FOR the re-election of Barry Portnoy
In 2013 only 31% of Hospitality Properties Trust’s outstanding shares and 43% of the shares voting in the election voted FOR the re-election of William Lamkin
In 2012 only 32% of Hospitality Properties Trust’s outstanding shares and 42% of the shares voting in the election voted FOR the re-election of Dr. Bruce Gans
In 2013 only 33% of Five Star Quality Care’s outstanding shares and 45% of the shares voting in the election voted FOR the re-election of Dr. Bruce Gans
If Barry Portnoy receives a similar disapproval at the 2014 CommonWealth meeting what will he do?
Despite these unfavorable results, each of these individuals still serves on the Board of the respective entity

74 V. History of Underperformance

History of Underperformance
The Fundamental Cause of Underperformance
We continue to believe that the fundamental cause of underperformance at
CWH is the absence of accountability, and more specifically the inability of shareholders to choose their own manager
Ironically, the severe conflicts in the external management structure demand rigorous accountability and superior governance, but in our view none exists
In a structure where the manager is incentivized to act without regard to shareholder interests and still avoid being terminated, severe underperformance is inevitable, as evidenced by the years of data establishing CWH underperformance
The severe conflict of interest at CWH has been well-documented: the Portnoys effectively control CWH despite owning virtually no stock
How can there be accountability when an “employee” controls its own “employer”?
RMR, a Delaware private company, is owned by Barry Portnoy and his son Adam Portnoy
All executive officers of CWH are also officers of RMR
Given these inherent and widely recognized problems, CWH and the other Portnoy REITs are among the last remaining publicly-traded externally-managed equity REITs today
As a result, RMR is held accountable by no one and, in our view, enjoys complete immunity from shareholders

History of Underperformance
By Any Metric Over Any Relevant Time Period…
(1) Data calculated through February 25, 2013, the day prior to Related and Corvex’s first public filing.
(2) Select peers include Piedmont Office Realty (PDM), Highwoods Properties (HIW), Cousins Properties (CUZ), Brandywine Realty (BDN), and Parkway Properties (PKY).
Excludes Mack-Cali (CLI), approximately 80% of whose office markets are either in secular decline or experiencing significant distress. CLI is also in the process of transitioning into the multi-family sector, creating uncertainty with respect to its public market valuation. Peers for NOI margin analysis exclude PDM due to lack of sufficient disclosure.
(3) Based on a closing price of $15.85 on February 25, 2013, the day prior to Corvex and Related’s first public filing.
Source: Company filings and FactSet
In our view, there is absolutely no way to slice and dice the data in favor of the
Portnoys – their performance has been horrible
The Portnoys’ performance record at CWH is abysmal by almost any metric over any relevant time period, in our view:
Stock price
performance
-17%, -45%, -43%, -45%, and -53% CWH stock price decline over the 1 year, 2 years, 3 years, 5 years, and 10 years ended 2/25/13, respectively
(1)
Valuation
Unaffected valuation approximately 35% below peers
(2)
on an unlevered cap rate basis
(3)
54%, 47%, and 46% discount to peers on a price / forward FFO multiple basis for 1 year, 3 years, and 5 years, respectively
(1)
Cost structure
6%, 10%, 8%, and 9% below its peers
(2)
on an NOI margin basis for 2013, YTD 9/30/2012, 2011,
and 2010, respectively
(1)
Acquisitions and
return on investment
$2.7 billion of net acquisitions and CapEx since 2007 (over 2x CWH’s market cap
(3)
), while CWH
book value per share is essentially flat
CAD / share growth
-23% cash available for distribution per share (CAD / share) growth from 2010 to 2012, the worst performance of its peers

($ in millions, except per share values and TEV / sq. ft.)
Enterprise Implied G&A /
2/25/2013 Equity value nominal TEV / equity Net debt / P / FFO TEV / EBITDA Div
Ticker Company price mkt cap (TEV) cap rate Sq. Ft. mkt cap TEV 2013E 2014E 2013E 2014E yield
CWH CommonWealth REIT $15.85 $1,338 $4,914 10.7% $105 3.9% 76% 5.4x 5.5x 12.0x 12.3x 6.3%
HIW Highwoods Properties, Inc. $35.35 $2,983 $4,999 6.6% $144 1.3% 40% 13.1x 12.7x 15.6x 14.8x 4.8%
BDN Brandywine Realty Trust $12.96 $1,885 $4,689 7.1% $176 1.3% 58% 9.0x 8.6x 14.1x 13.8x 4.6%
PDM Piedmont Office Realty Trust, Inc $19.66 $3,294 $4,699 8.7% $229 1.5% 30% 14.0x 13.5x 15.8x 15.1x 4.1%
PKY Parkway Properties, Inc. $16.39 $920 $2,096 6.0% $177 2.3% 37% 13.3x 12.4x 14.2x 13.7x 2.7%
CUZ Cousins Properties Incorporated $9.38 $977 $1,586 7.0% $134 2.4% 26% 18.2x 16.6x 18.9x 17.3x 1.9%
High $3,294 $4,999 8.7% $229 2.4% 58% 18.2x 16.6x 18.9x 17.3x 4.8%
Mean 2,012 3,613 7.1% 172 1.8% 38% 13.5x 12.8x 15.7x 14.9x 3.6%
Median 1,885 4,689 7.0% 176 1.5% 37% 13.3x 12.7x 15.6x 14.8x 4.1%
Low 920 1,586 6.0% 134 1.3% 26% 9.0x 8.6x 14.1x 13.7x 1.9%

History of Underperformance
Valuation Discount
CWH has historically traded at a significant discount to its peers on all key measures
(1)
Note: Share price and estimates updated as of 2/25/2013, the day before Related and Corvex's 13-D filing. Financial information as of Q4 2012.
Implied nominal cap rate is calculated as GAAP LTM NOI / TEV.
Peer set excludes Mack-Cali (CLI), 80% of whose office markets are either in secular decline or experiencing significant distress. CLI is also in the process of transitioning into the multi-family sector, creating uncertainty with respect to its public market valuation.
(1) CWH implied cap rate based on CWH stand-alone TEV of $4,914 million and Related and Corvex estimates of comparable, stabilized  NOI of $528 million
Source: Company filings and FactSet
As a point of reference, CWH traded approximately 35% below peers on an unlevered cap rate basis on February 25, 2013, the day before Related and Corvex’s initial 13-D filing

History of Underperformance
RMR Fees vs. CWH Shareholder Returns
(1) Share price and market capitalization figures are as of 2/25/2013, the day prior to Related and Corvex’s initial 13-D filing.
(2) RMR fees paid per CWH public filings include SIR. 2013 includes fees paid to SIR after deconsolidation on July 1, 2013.
RMR extracted approximately 36% of CWH’s unaffected market capitalization
(1)
during 2007 - 2013, as CWH share price continued to plummet
2007 2008 2009 2010 2011 2012 2013
2007- 2013
Cumulative
Fees Paid Out to RMR
(2)
$59.7 $63.2 $62.6 $62.2 $69.5 $77.3 $83.7 $478.2
RMR Fees % Growth -- 5.9% (0.9%) (0.6%) 11.7% 11.2% 8.3% 40.2%
RMR Fees as % of:
CWH Market Cap
(1)
4.5% 4.7% 4.7% 4.6% 5.2% 5.8% 6.3% 35.7%
CWH Market Cap, Cumulative 4.5% 9.2% 13.9% 18.5% 23.7% 29.5% 35.7% 35.7%
CWH Cumulative Stock Price Return (37.4%) (74.7%) (46.0%) (48.4%) (66.3%) (67.9%) (67.9%) (67.9%)

CWH Monthly Stock Price
Cumulative Fees Paid Out to RMR

RELATED
CORVEX

History of Underperformance
RMR Fees vs. CWH Shareholder Returns (cont’d)
(1) Stock price monthly through February 25, 2013, the day prior to Related and Corvex’s first public filing.
(2) Includes 2013 RMR fees paid by SIR in order to make the figure comparable to previously reported figures.
Sources: Company filings, SNL
(1)
(2)
Fees paid to RMR climbed 40% from 2007 to 2013, while the share price declined 68%
(1)
$50
$100
$150
$200
$250
$300
$350
$400
$450
$500
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$40.00
$45.00
$50.00
$55.00
1/31/2007 1/31/2008 1/31/2009 1/31/2010 1/31/2011 1/31/2012 1/31/2013
CWH stock price Cumulative fees paid out to RMR

75.0%
50.0%
25.0%
0.0%
(25.0%)
Total return
Δ:
2/24/2012
4/9/2012
5/25/2012
7/10/2012
8/25/2012
10/10/2012
11/25/2012
1/10/2013
2/25/2013
PKY
BDN
HIW
PDM
CUZ
CWH
RMZ

RELATED

CORVEX

History of Underperformance
Total Returns – 1 year
CWH has underperformed its peers over the 1 year ending 2/25/2013
(1)
HIW: 15.5%
PDM: 15.3%
CWH: (9.4%)
PKY: 65.5%
CUZ: 28.2%
BDN: 25.2%
RMZ: 10.6%
Note: Total returns include dividends
(1) The last trading the day prior to Related and Corvex’s first public filing.
Source: SNL
1 year 3 year
PKY 65.5% 6.9%
BDN 25.2% 35.8%
HIW 15.5% 42.1%
PDM 15.3% 39.1%
CUZ 28.2% 42.5%
Average 30.0% 33.3%
RMZ 10.6% 52.5%
CWH (9.4%) (26.6%)
39.3% 59.9% CWH-Avg.

80.0%
60.0%
40.0%
20.0%
0.0%
(20.0%)
(40.0%)
(60.0%)
Total return
Δ:
2/25/2010
7/12/2010
11/26/2010
4/12/2011
8/27/2011
1/11/2012
5/27/2012
10/11/2012
2/25/2013
PKY
BDN
HIW
PDM
CUZ
CWH
RMZ

RELATED CORVEX

History of Underperformance
Total Returns – 3 years
CWH has underperformed its peers over the last 3 years ending 2/25/2013
(1)
HIW: 42.1%
PDM: 39.1%
CWH: (26.6%)
PKY: 6.9%
CUZ: 42.5%
BDN: 35.8%
RMZ: 52.5%
Note: Total returns include dividends
(1) The last trading the day prior to Related and Corvex’s first public filing.
Source: SNL
1 year 3 year
PKY 65.5% 6.9%
BDN 25.2% 35.8%
HIW 15.5% 42.1%
PDM 15.3% 39.1%
CUZ 28.2% 42.5%
Average 30.0% 33.3%
RMZ 10.6% 52.5%
CWH (9.4%) (26.6%)
39.3% 59.9% CWH-Avg.

Δ:

30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
P / Fwd. FFO
2/25/2008
10/10/2008
5/26/2009
1/10/2010
8/26/2010
4/11/2011
11/26/2011
7/11/2012
2/25/2013
PKY
BDN
HIW
PDM
CUZ
CWH

RELATED
CORVEX

History of Underperformance
FFO Multiples
CWH traded at the lowest price to FFO multiple of its peers prior to our 13-D filing
PDM: 14.0x
CWH: 5.4x
HIW: 13.1x
CUZ: 18.2x
BDN: 9.0x
Source: Factset
PKY: 13.3x
1 year 3 year 5 year
PKY 5.8x 5.2x 5.5x
BDN 8.6x 7.5x 6.3x
HIW 12.9x 12.7x 12.1x
PDM 11.2x 11.3x N/A
CUZ 15.5x 16.2x 16.2x
Average 10.8x 10.6x 10.0x
CWH 5.0x 5.6x 5.4x
CWH-Avg. (54.2%) (46.6%) (45.8%)

History of Underperformance
Operating Performance
Value
accruing to
RMR, not
shareholders
Key financial metrics deteriorate, while fees paid to RMR continue to climb
(1) 2013 figures include SIR. Excludes 2013 share price performance due to the share price impact of the 13-D filing.
(2) Share price performance assumes stock is held since January 1st of the specified year through February 25th, 2013.
(3) SIR does not disclose CAD, therefore the figures will not be comparable post deconsolidation of SIR.
Source: Company filings and SNL
($ in millions)
For the Fiscal Year Ending December 31,
2010 2011 2012 2013
(1)
Share Price Performance (if held since)
(2)
(38.2%) (39.0%) (6.9%) N/A
SF Owned per Share (% growth) (15.9%) (5.2%) (0.6%) (17.8%)
NOI per Share (% growth) (19.1%) (4.2%) 16.1% (20.0%)
EBITDA per Share (% growth) (22.1%) (4.7%) (27.2%) (21.9%)
FFO per Share (% growth) (13.8%) (9.9%) 0.0% (13.2%)
CAD per Share (% growth) (23.7%) (27.7%) (17.3%)
N/A
(3)
Fees Paid to RMR $62.2 $69.5 $77.3 $83.7
% growth (0.6%) 11.7% 11.2% 8.2%

Same store rental growth
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
(1.0%)
4.3%
2.8%
1.1%
0.1%
(0.5%)
Avg.: 1.9%
CUZ
BDN
HIW
CWH
PKY

Same store NOI growth
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
(1.0%)
(2.0%)
4.6%
3.0%
(0.1%)
(0.4%)
(1.1%)
Avg.: 1.6%
CUZ
BDN
HIW
CWH
PKY

Same store NOI margin
75.0%
70.0%
65.0%
60.0%
55.0%
50.0%
70.1%
65.6%
61.3%
58.0%
56.5%
Avg.: 62.3%
BDN
HIW
PKY
CUZ
CWH

RELATED
CORVEX

CWH trails its core office REIT peers by 188 bps and 200 bps on same store rental growth and
NOI growth, respectively
We believe 2013 results below overstate CWH’s performance, as the Company has placed 115 buildings (47 properties) into discontinuing operations beginning in Q4 2012
Despite its greater scale, CWH’s cost structure results in the lowest same store NOI margins of its peers
CWH’s total rental and NOI growth is dependent upon its outsized acquisition activity

History of Underperformance
Same Store Underperformance
CWH underperforms its peers on a same store basis
Note: Analysis excludes PDM, which does not disclose same store rent. Average does not include CWH.
1) CUZ figures represent consolidated portfolio.
Source: Company filings
2013 rent growth (1) 2013 NOI growth (1) 2013 NOI margin (1)
As a result, we also show on the following pages, results from 2010 through 9/30/2012

Same store rental growth
3.0%
2.0%
1.0%
0.0%
(1.0%)
(2.0%)
2.8%
2.2%
0.9%
0.8%
(1.1%)
Avg.: 1.7%
PKY
HIW
CUZ
BDN
CWH

Same store NOI growth
8.0%
6.0%
4.0%
2.0%
0.0%
6.5%
3.3%
3.3%
2.7%
0.1%
Avg.: 4.0%
PKY
CUZ
HIW
BDN
CWH

Same store NOI margin
75.0%
70.0%
65.0%
60.0%
55.0%
50.0%
70.5%
67.7%
60.0%
59.8%
54.3%
Avg.: 64.5%
BDN
HIW
CUZ
PKY
CWH

Same store rental growth
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
(6.0%)
3.2%
0.3%
(2.8%)
(3.5%)
(5.2%)
Avg.: (1.1%)
CUZ
HIW
BDN
CWH
PKY

Same store NOI growth
5.0%
0.0%
(5.0%)
(10.0%)
4.0%
(0.9%)
(3.7%)
(6.2%)
(8.5%)
Avg.: (1.7%)
CUZ
HIW
BDN
PKY
CWH

Same store NOI margin
70.0%
65.0%
60.0%
55.0%
50.0%
68.4%
66.6%
59.7%
55.7%
54.3%
Avg.: 62.6%
BDN
HIW
CUZ
PKY
CWH

Same store rental growth
1.0%
0.0%
(1.0%)
(2.0%)
(3.0%)
(4.0%)
0.4%
(1.6%)
(2.6%)
(3.0%)
(3.7%)
Avg.: (2.2%)
CUZ
CWH
BDN
HIW
PKY

Same store NOI growth
6.0%
4.0%
2.0%
0.0%
(2.0%)
(4.0%)
(6.0%)
4.9%
0.0%
(0.9%)
(3.1%)
(4.3%)
Avg.: (0.2%)
CUZ
HIW
PKY
BDN
CWH

Same store NOI margin
75.0%
70.0%
65.0%
60.0%
55.0%
50.0%
69.5%
67.3%
57.9%
55.9%
53.6%
Avg.: 62.1%
BDN
HIW
CUZ
CWH
PKY

RELATED
CORVEX

History of Underperformance
Same Store Underperformance (cont’d)
CWH has consistently underperformed its peers on a same store basis historically
2011 rent growth (2) 2011 NOI growth (2) 2011 NOI margin (2)
9 months ended 9/30/2012 rent growth (1) 9 months ended 9/30/2012 NOI growth (1) 9 months ended 9/30/2012 NOI margin (1)
2010 rent growth (2) 2010 NOI growth (2) 2010 NOI margin (2)
Note: Analysis excludes PDM, which does not disclose same store rent. CUZ data represents office portfolio only.
(1) CommonWealth excluded 97 underperforming buildings as discontinued properties in its same store financials ending 12/31/2012. 9 months ended 9/30/2012 is shown as a more representative reflection of company performance. Excludes SIR figures.
(2) Includes revenue and NOI from SIR due to the public data insufficiency.
Source: Company filings

History of Underperformance
Acquisition Activity
(1) Market cap as of 2/25/2013, the day prior to Related and Corvex’s initial 13-D filing.
(2) In Q3 2013, CUZ acquired Greenway Plaza, a 10-building, 4.3 million square foot office complex in Houston, Texas, and 777 Main, a 980,000 square foot Class A office building in the central business district of Fort Worth, Texas. The aggregate purchase price for the acquisition was $1.1 billion, before other closing costs.
(3) Includes net sale proceeds from consolidated joint venture.
(4) Weighted by market cap.
(5) YTD 9/30/2013 not comparable due to deconsolidation of SIR during 2013.
Source: Company filings and Factset
(5)
Net acquistions / CapEx as % of Market Cap
(1)
2007 2008 2009 2010 2011 2012 2013 Cumulative
Parkway Properties Inc. (PKY) 5.4% 22.4% 1.9% 7.4% 36.2% 64.2% 3.4% 140.9%
Highwoods Properties Inc. (HIW) 4.8% 4.7% 2.1% 3.0% 5.5% 8.1% 11.9% 40.1%
Cousins Properties Inc. (CUZ)
(2)
25.2% 11.7% 4.3% (7.0%) 3.9% (17.2%) 137.9% 158.8%
Piedmont Office Realty Trust Inc. (PDM)
(3)
1.4% 3.7% 1.1% 1.9% (2.3%) 0.4% 13.6% 19.9%
Brandywine Realty Trust (BDN) (6.2%) (11.9%) 5.6% 9.6% 0.8% 0.3% (7.5%) (9.1%)
Average
(4) 3.7% 3.6% 2.6% 3.3% 4.7% 6.8% 20.3% 45.0%
CWH 31.0% 6.1% 33.5% 27.6% 45.2% 56.3% 3.3% 202.9%
Net Acquisitions and CapEx
$419 $83 $453 $369 $604 $753 $44 $2,725
CWH share price
$30.92 $13.48 $25.88 $25.76 $16.64 $15.84 $15.85
Book value per share 36.11 34.68 35.66 37.53 33.24 36.82 N/A
CWH price / FFO multiple 6.8x 3.1x 6.0x 6.9x 4.9x 4.7x 5.4x
CWH spent $2.7 billion on acquisitions during 2007 – 2013, even as the stock has underperformed, but book value per share remains flat, suggesting minimal return on investment
RMR’s fee income has grown due to being linked primarily to the size of the company
Its peers acquired assets at approximately one-fifth of CWH’s rate over the same period
PKY has also been acquisitive, but is internally managed and has made accretive capital allocation decisions, leading to 42% stock price appreciation from 2011 to 2012
CWH has grown primarily through asset acquisitions, which we believe benefits RMR – and therefore the Portnoys personally – but not shareholders

Ownership (% of shares outstanding)
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
5.4%
4.4%
2.1%
1.5%
0.5%
0.3%
Avg. (1): 2.8%
CUZ
PKY
HIW
BDN
PDM
CWH

RELATED CORVEX

History of Underperformance
Management and Board Ownership
CWH Trustees and senior management have no meaningful ownership of CWH shares
CWH’s insiders currently hold a 0.34% stake in the company
The ownership level is approximately one-tenth the insider ownership of the comp set
We believe management is not aligned with shareholders
Peer Director and Executive Officer Ownership
(1) Average does not include CWH
Source: Company filings, CWH holdings per proxy filed 01/29/2014, SNL
CWH Insider Holdings
Position % of S/O
Trustees and Executive Officers:
Barry M. Portnoy 252,903 0.21%
Adam D. Portnoy 48,099 0.04%
John C. Popeo  41,000 0.03%
David M. Lepore 33,750 0.03%
Frederick N. Zeytoonjian 12,967 0.01%
William A. Lamkin 10,812 0.01%
Joseph L. Morea 4,000 0.00%
Ronald J. Artinian 3,000 0.00%
Ann Logan 2,000 0.00%
Total CWH Trustee and Executive Officer
Ownership
408,531 0.35%

Footnotes

Footnotes to page 47
1) Charts re-created from CommonWealth REIT Presentation to Shareholders, p. 6, 3/5/14.
2) 2/25/13 is the last trading day before Corvex and Related filed their initial 13-D.
Source: Factset
Note:  For comparability purposes we use the same peer set described in CWH’s Presentation to Shareholders of 3/5/14:  BDN, CLI,
DRE, HIW, LRY, and PKY, but we exclude PDM as PDM did not go public until 2/9/10.  Peer Average represents a simple average.

Disclaimer
Additional Information Regarding the Solicitation
SEC’s website at www.sec.gov.
This presentation does not constitute either an offer to sell or a solicitation of an offer to buy any interest in any fund associated with Corvex
Management LP (“Corvex”) or Related Fund Management, LLC (“Related”).  Any such offer would only be made at the time a qualified offeree receives a confidential offering memorandum and related subscription documentation.
The information in this presentation is based on publicly available information about CommonWealth REIT (the “Company”). This document includes certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in the composition of the Company’s Board of Trustees, actions of the Company and its subsidiaries or competitors, and the ability to implement business strategies and plans and pursue business opportunities.  Such forward-looking statements, estimates, and projections reflect various assumptions concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of the Company, copies of which are available on the U.S. Securities and Exchange Commission website at www.sec.gov/edgar.
No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein.  Corvex and Related may buy, sell, cover or otherwise change the form of their investment in the
Company for any reason at any time, without notice, and there can be no assurances that they will take any of the actions described in this document.  Corvex and Related disclaim any duty to provide any updates or changes to the analyses contained in this document, except as may be required by law.  Shareholders and others should conduct their own independent investigation and analysis of the Company.  Except where otherwise indicated, the information in this document speaks only as of the date set forth on the cover page.  Permission to quote third party reports in this presentation has been neither sought nor obtained.
The definitive solicitation statement and all other relevant documents are available, free of charge, on the
The following persons are participants in connection with the solicitation of CommonWealth REIT shareholders: Corvex Management LP, Keith Meister,
Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real Estate
Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole, David R. Johnson, James Corl, Edward Glickman, Peter Linneman, Jim
Lozier, Kenneth Shea, EGI-CW Holdings, L.L.C., David Helfand and Samuel Zell. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014 and Supplement No. 1 thereto filed on February 13, 2014.
security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation.
Investors and
Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange Commission
(the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and (2) elect a slate of new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful.